UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2010

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2010, Golden Minerals Company (the “Company”) decided to grant to each of its non-employee directors awards valued at $50,000 pursuant to the Company’s 2009 Equity Incentive Plan, effective on the date of the Company’s 2010 annual meeting of stockholders, scheduled to occur on May 27, 2010.  The awards granted will be a combination of restricted stock units and stock options (with the restricted stock units granted pursuant to the Company’s Non-Employee Directors Deferred Compensation and Equity Award Plan, an award program adopted pursuant to the Company’s 2009 Equity Incentive Plan), with 70% of the grant value to be awarded as restricted stock units and 30% awarded as stock options.  The number of restricted stock units and stock options granted cannot be determined until the grant date.

Effective April 12, 2010, the Company granted a combination of restricted common stock and stock options to the Company’s executive officers pursuant to the Company’s 2009 Equity Incentive Plan.  The restricted common stock and stock options vest in three equal tranches over three years, first vesting on April 12, 2011, provided that the officer is employed by the Company on the applicable vesting date.  The stock options permit the holder to acquire one share of common stock upon the exercise of each vested stock option at an exercise price of $8.00, the closing price of the company’s common stock on the NYSE Amex on April 12, 2010.  The stock options expire on April 12, 2020. The number of shares of restricted common stock and stock options granted to each executive officer is set forth in the table below:

Name	Title	Shares of Restricted Common Stock	Stock Options
Jeffrey G. Clevenger	President, Chief Executive Officer	75,000	55,000

Jerry W. Danni	Senior Vice President, Corporate Affairs	25,000	18,000

Robert P. Vogels	Senior Vice President and Chief Financial Officer	22,000	15,000

Robert B. Blakestad	Senior Vice President, Exploration and Chief Geologist	22,000	15,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2010

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer